SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549




                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)  February 9, 1999
                                                --------------------------------

                               USA Networks, Inc.
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               (Exact name of Registrant as specified in Charter)

           Delaware                       0-20570                59-2712887
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(State or Other Jurisdiction    (Commission File Number)       (IRS Employer
       of Incorporation)                                     Identification No.)



152 West 57th Street, New York, New York                          10019
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(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code  (212) 314-7300
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ITEM 5.       OTHER EVENTS

                  On February 9, 1999, USA Networks, Inc. ("USAi"), Lycos, Inc. ("Lycos") and Ticketmaster Online-CitySearch, Inc. ("TMCS") announced that they had entered into definitive agreements (the "Agreements") relating to the combination of TMCS, Lycos and USAi's Home Shopping, Ticketmaster and Internet Shopping Network/First Auction businesses (the "Contributed Businesses") in a new company to be named USA/Lycos Interactive Networks, Inc. ("Newco"). The transactions will be effected by mergers of Lycos and TMCS with subsidiaries of Newco and the contribution by USAi to Newco of the Contributed Businesses, in exchange for the consideration summarized below (the "Transactions").

                  Pursuant to the Agreements, upon consummation of the
Transactions:

                  (i) each share of Lycos Common Stock will be converted into the right to receive (a) 1 share of Newco Common Stock and (b) 0.2963 of a share of Newco Series A Convertible Redeemable Preferred Stock (the "Series A Preferred Stock");

                  (ii) each share of TMCS Class B Common Stock (the publicly traded TMCS stock) will be converted into the right to receive (x) 0.4464 of a share of Newco Common Stock and (y) 0.0584 of a share of Series A Preferred Stock;

                  (iii) each share of TMCS Class A Common Stock will be converted into the right to receive 0.4464 of a share of Newco Class B Common Stock; and

                  (iv) USAi will receive 88,353,398 shares of Newco Class B Common Stock and 1,938,853 shares of Series A Preferred Stock in exchange for the Contributed Businesses.

                  Both the Newco Common Stock and the Series A Preferred Stock will be publicly traded. The Newco Class B common stock will not be publicly traded. Except as otherwise provided by Delaware law, the Newco Common Stock will have one vote per share, and the Newco Class B Common Stock will have 15 votes per share on all matters submitted to a vote of Newco's stockholders, including the election of directors of Newco.

                  Upon closing of the Transactions, based on the expected initial ownership of Newco on an adjusted fully diluted basis, former Lycos shareholders will own 30% of the Newco equity, former TMCS shareholders (other than USAi) will own 8.5% of the Newco equity and USAi will own 61.5% of the Newco equity (including 10.9% relating to USAi's controlling interest in TMCS). Upon the closing, USAi will beneficially own shares of Newco stock representing approximately 96% of the combined voting power of

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Newco, assuming all holders of TMCS Class A Common Stock, other than USAi, convert their shares into shares of TMCS Class B Common Stock prior to the closing.

                  The terms of the Series A Preferred Stock provide for the issuance in certain circumstances of additional shares of Newco Common Stock to the holders thereof following the 39-month anniversary of the closing of the Transactions. Each share of Series A Preferred Stock will be, following such anniversary, automatically converted into the right to receive a number of shares of Newco Common Stock based on the "Final Market Price" of the Newco Common Stock, which is equal to the sum of (i) .5 times the average of the 90-day, volume-weighted average closing price (the "Market Price") of the Newco Common Stock ending on (x) the 90th day following the closing, (y) the 15-month anniversary of the closing and (z) the 27-month anniversary of the closing, and
(ii) .5 times the Market Price for the 90-day period ending on the 39-month anniversary of the closing (the sum of (i) and (ii), the "Final Market Price"). If the Final Market Price is equal to or greater than $257.88 (which would imply a market capitalization, based on Newco's expected initial capitalization at closing, of $45 billion), each share of Series A Preferred Stock will be converted into 1 share of Newco Common Stock, if the Final Market Price is equal to or less than $143.27 (which would imply a market capitalization, based on Newco's expected initial capitalization at closing, of $25 billion), each Series A Preferred Stock share will be convertible into no shares of Newco Common Stock and the shares of Series A Preferred Stock will be redeemed by Newco for $.01 per share. At Final Market Prices between $143.27 and $257.88, the shares to be issued will vary, on an interpolated basis. The Series A Preferred Stock will contain customary anti-dilution adjustments for the Final Market Price and the conversion ratio. The terms of the Series A Preferred Stock are set forth in Exhibit B to the Agreement and Plan of Reorganization, filed as an exhibit hereto.

                  The parties have also entered into option agreements, filed as exhibits hereto, which under certain circumstances provide USAi and TMCS with the right to acquire, in the aggregate, up to 19.9% of the outstanding Lycos Common Stock.

                  The Transactions are subject to Lycos shareholder approval as well as receipt of required regulatory approvals and other customary conditions.

                  Upon closing of the Transactions, Barry Diller, Chairman and Chief Executive Officer of USAi, will be Chairman of the Board of Newco; Robert
J. Davis, the President and Chief Executive Officer of Lycos, will be the President and Chief Executive Officer of Newco; and Edward M. Philip, Chief Operating Officer and Chief Financial Officer of Lycos, will be the Chief Financial Officer of Newco. In addition to Mr. Diller, Messrs. Davis and Philip will be directors of Newco. Lycos will be entitled to appoint one additional director to serve for a one-year term, and USAi will appoint the remaining directors of Newco.

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                  The Agreements summarized above are filed as exhibits hereto, and the foregoing summary descriptions of such agreements are qualified in their entirety by reference to such exhibits, which are incorporated herein by reference.

ITEM 7.       FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

                (c)      Exhibits.


Exhibit No.     Description
-----------     -----------

2.1 Agreement and Plan of Reorganization, dated as of February 8, 1999, by and among USA Networks, Inc., Ticketmaster Online-CitySearch, Inc., Lycos, Inc., USA Interactive Inc., Lemma, Inc. and Tycho, Inc. (the "Merger Agreement"), including Form of Certificate of Designations, Preferences and Rights of Series A Convertible Redeemable Preferred Stock of USA/Lycos Interactive Networks, Inc. (Exhibit B to the Merger Agreement)

2.2 Contribution Agreement, dated as of February 8, 1999, by and among USA Networks, Inc., USANi LLC and USA Interactive Inc.

2.3 Stock Option Agreement, dated February 8, 1999, between Lycos, Inc. and USA Networks, Inc. (Exhibit A-1 to the Merger Agreement)

2.4 Stock Option Agreement, dated February 8, 1999, between Lycos, Inc. and Ticketmaster Online-CitySearch, Inc. (Exhibit A-2 to the Merger Agreement)


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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                         USA NETWORKS, INC.


Date: February 25, 1999                  By:  /s/ Thomas J. Kuhn
                                              --------------------------------
                                              Thomas J. Kuhn
                                              Senior Vice President
                                              and General Counsel















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                                  EXHIBIT INDEX


Exhibit No.    Description                                              Page No.
-----------    -----------                                              --------

2.1 Agreement and Plan of Reorganization, dated as of February 8, 1999, by and among USA Networks, Inc., Ticketmaster Online-CitySearch, Inc., Lycos, Inc.,
               USA Interactive Inc., Lemma, Inc. and Tycho, Inc.
               (the "Merger Agreement"), including Form of Certificate of Designations, Preferences and Rights of Series A Convertible Redeemable Preferred Stock of USA/Lycos Interactive Networks, Inc. (Exhibit B to the Merger Agreement)

2.2 Contribution Agreement, dated as of February 8, 1999, by and among USA Networks, Inc., USANi LLC and USA
               Interactive Inc.

2.3 Stock Option Agreement, dated February 8, 1999, between Lycos, Inc. and USA Networks, Inc. (Exhibit A-1 to the Merger Agreement)

2.4 Stock Option Agreement, dated February 8, 1999, between Lycos, Inc. and Ticketmaster Online-CitySearch, Inc. (Exhibit A-2 to the Merger Agreement)













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